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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

Date of Report (Date of earliest event reported) December 19, 1995
                                                 -------------------------------

                       Armstrong World Industries, Inc.
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            (Exact name of registrant as specified in its charter)

     Pennsylvania               1-2116                      23-0366390
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    (State or other          (Commission                 (I.R.S. Employer
     jurisdiction            File Number)               Identification No.)
   of incorporation)


              P.O. Box 3001, Lancaster, Pennsylvania                   17604
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             (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code (717) 397-0611
                                                   -----------------------------

                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.     Other Events
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       The Board of Directors of the registrant has renewed the registrant's
       Preferred Stock Purchase Rights Plan which has been in effect since 1986. The renewed Plan, which is essentially identical to the 1986 Plan, provides for a distribution of rights to purchase shares of Series One Preferred Stock, which is a series of the registrant's Class A Preferred Stock (or, in certain circumstances, Common Stock). Each share of the registrant's Common Stock held of record by shareholders as of the close of business on January 19, 1996, as well as shares thereafter acquired,
                              --
       will carry with it one right. The rights will be issued and become effective at the close of business on March 21, 1996, simultaneous with the expiration of the 1986 Plan. The renewed Rights Plan terminates on March 21, 2006, unless the rights are earlier redeemed or the Plan is further extended by the Board.

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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                       ARMSTRONG WORLD INDUSTRIES, INC.



                                       By:       /s/L. A. Pulkrabek
                                           -------------------------------------
                                                 L. A. Pulkrabek

                                       Title: Senior Vice President,
                                              Secretary and General Counsel

                                       Date: Friday, December 22, 1995